As filed with the Securities and Exchange Commission on May 15, 2020
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
UNIVERSAL INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-0231984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1110 West Commercial Boulevard Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)
UNIVERSAL INSURANCE HOLDINGS, INC.
2009 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED
(Full title of the plan)
Stephen J. Donaghy
Chief Executive Officer
1110 West Commercial Boulevard
Fort Lauderdale, Florida 33309
Telephone (954) 958-1200
(Name, address, telephone number, including area code, of agent for service)
with a copy to:
Thomas J. Kim, Esq.
Sidley Austin LLP
1501 K Street, N.W.
Washington, DC 20005
Telephone (202) 736-8615
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share(1)	2,072,886 shares	$16.32 (2)	$33,829,499.52	$4,391.07

(1)	This Registration Statement registers 2,072,886 shares of common stock, $0.01 par value per share (the “Common Stock”), of Universal Insurance Holdings, Inc. (the “Company”) issuable pursuant to the Company’s 2009 Omnibus Incentive Plan, as amended and restated (the “Incentive Plan”). This Registration Statement also covers an indeterminate number of additional shares of Common Stock that become issuable under the Incentive Plan as a result of stock splits, stock dividends, recapitalizations or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Company’s Common Stock reported on the New York Stock Exchange on May 13, 2020.

EXPLANATORY NOTE
Universal Insurance Holdings, Inc. (the “Company”) has filed this Registration Statement to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 2,072,886 shares of Company common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the Company’s 2009 Omnibus Incentive Plan, as amended and restated (the “Incentive Plan”). All such shares were returned to the Incentive Plan upon the (i) termination or forfeiture of stock-based awards as provided under the Incentive Plan; or (ii) surrendering or withholding of shares in payment or satisfaction of the purchase price of options or tax withholding obligations with respect to stock-based awards as provided under the Incentive Plan.
Registration Statements on Form S-8 (File Nos. 333-163564, 333-174125, 333-181994, 333-189122, 333-203866 and 333-215750) (collectively, the “Previous Registration Statements”) were filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on December 8, 2009, May 11, 2011, June 8, 2012, June 6, 2013, May 5, 2015 and January 26, 2017, respectively, covering a total of 14,575,219 shares of Common Stock issuable under the Incentive Plan. Pursuant to General Instruction E to Form S-8, the contents of the Previous Registration Statements are incorporated herein by reference, except for Items 3 and 8 of Part II, which are being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE
The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020;

(b)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 1, 2020;

(c)	our Current Reports on Form 8-K filed with the Commission on February 18, 2020, February 28, 2020, March 23, 2020, April 24, 2020, April 27, 2020 (Item 8.01 only) and May 14, 2020; and

(d)
the Description of the Registrant’s Securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020, together with any amendment or report filed with the Commission for the purpose of updating such description.

Except as indicated otherwise, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is modified or superseded by any subsequently filed document which is incorporated by reference into this Registration Statement or, as applicable, by any document which constitutes part of the prospectus relating to our Incentive Plan meeting the requirements of Section 10(a) of the Securities Act. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
II-1

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on February 24, 2017 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Universal Insurance Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on June 19, 2017 and incorporated herein by reference)

5.1	Opinion of Sidley Austin LLP

10.1
Universal Insurance Holdings, Inc. Second Amended and Restated 2009 Omnibus Incentive Plan, as amended through June 8, 2012 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 14, 2012 and incorporated herein by reference)

10.2
Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (filed as Exhibit 4.12 to the Company’s Registration Statement on Form S-8 filed on June 6, 2013 and incorporated herein by reference)

15.1	Accountants’ Acknowledgment

23.1	Consent of independent registered public accounting firm, Plante & Moran, PLLC

23.2	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)
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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 15, 2020.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Stephen J. Donaghy
Stephen J. Donaghy
Chief Executive Officer and Principal Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Stephen J. Donaghy and Frank C. Wilcox, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Sean P. Downes	Executive Chairman and Director	May 15, 2020
Sean P. Downes

/s/ Stephen J. Donaghy	Chief Executive Officer (Principal Executive Officer) and Director	May 15, 2020
Stephen J. Donaghy

/s/ Jon W. Springer	President, Chief Risk Officer and Director	May 15, 2020
Jon W. Springer

/s/ Frank C. Wilcox	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2020
Frank C. Wilcox

/s/ Kimberly D. Campos	Chief Information Officer, Chief Administrative Officer and Director	May 15, 2020
Kimberly D. Campos

/s/ Scott P. Callahan	Director	May 15, 2020
Scott P. Callahan

/s/ Ralph J. Palmieri	Director	May 15, 2020
Ralph J. Palmieri

/s/ Richard D. Peterson	Director	May 15, 2020
Richard D. Peterson

/s/ Michael A. Pietrangelo	Director	May 15, 2020
Michael A. Pietrangelo

/s/ Ozzie A. Schindler	Director	May 15, 2020
Ozzie A. Schindler

/s/ Joel M. Wilentz, M.D.	Director	May 15, 2020
Joel M. Wilentz, M.D.